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                                                                  EXHIBIT 10(ff)

         TUBOSCOPE VETCO INTERNATIONAL INC. 401(K) THRIFT SAVINGS PLAN

                    (As Established Effective May 13, 1988)


                                Eighth Amendment
                                ----------------


     Tuboscope Vetco International Inc., a Texas corporation (the "Company"), having established the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan, established effective May 13, 1988 (the "Plan"), and having reserved the right under Section 15.2 thereof to amend the Plan, does hereby amend the Plan, effective as of October 1, 1993, as follows:

     Sections 5.1(b)(i) and (ii) of the Plan shall be amended in their entirety to read as follows:

          "(i) One-fourth (1/4) of his Deferred Compensation for each Payday under Section 3.1 or 3.3 and one-fourth (1/4) of his voluntary contributions for such Payday under Section 4.1 or 4.2, or

          (ii) One and one-half percent (1 1/2%) of his Compensation for such Payday."

          IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any such executed copy hereof, this _____ day of _______________, 1993 but effective as of the date specified herein.

                                       TUBOSCOPE VETCO INTERNATIONAL INC.


                                       By
                                         ------------------------------------
                                         William Larkin, Jr.
                                         President

ATTEST:



- ------------------------------
James F. Maroney, III
Secretary
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                      TUBOSCOPE VETCO INTERNATIONAL 401(K)
                              THRIFT SAVINGS PLAN
                         (AS ESTABLISHED MAY 13, 1988)



                                NINTH AMENDMENT
                                ---------------


Tuboscope Vetco International Inc., a Texas corporation (the "Company"), having established the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan, established effective May 13, 1988 (the "Plan"), and having reserved the right under Section 15.2 thereof to amend the Plan, does hereby amend the Plan, effective as of January 1, 1994, as follows:

Sections 2.3(c) and (d) of the Plan shall be amended in their entirety as follows:

     "(c) his statement to whether he elects to defer compensation within the limits of Section 3.1, his selection of the amount of his deferral within the limits of Section 3.1, his selection of Investment Funds in accordance with Article XVII, and his authorization for the Company to pay the same to the Trust Fund in accordance with Section 5.1; and

      (d) his statement as to whether he elects to make contributions to his Personal Contributions Account in accordance with Section 4.1, his selection of the amount of his contributions within the limits of
            Section 4.1, his selection of Investment Funds in accordance with
            Article XVII and, in such case, his authorization to the Company to withhold such amounts from his compensation and to pay the same to the Trust Fund in accordance with Sections 4.3 and 4.5".

Section 5.1(B) of the Plan shall be amended in its entirety as follows:

      "B. Prior to October 1, 1993, subject to Section 16.4 for each Payday, the Company shall contribute to the Plan for each Participant who elected to defer Compensation under Section 3.1 or 3.3 or who elected to contribute under Section 4.1 or 4.2 an amount of his Company Contributions Account which is equal to the lesser of:

            (i)  1/2 of his Deferred Compensation for such Payday under Section
                 3.1 or 3.3 and 1/2 of his voluntary contributions for such Payday under Section 4.1 or 4.2; or

           (ii)  3% of his Compensation for such Payday.

           From and after October 1, 1993, subject to Section 16.4 for each Payday, the Company shall contribute to the Plan for each Participant who elected to defer Compensation under Section 3.1 or 3.3 or who elected to contribute under Section 4.1 or 4.2 to such Participant's Company Contributions Account an amount equal to

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          the lesser of:

          (i)  1/4 of his Deferred Compensation for each payday under Section
               3.1 or 3.3 and 1/4 of his voluntary contributions for such Payday under Section 4.1 or 4.2; or

          (ii) 1 1/2% of his Compensation for such Payday.

          From and after January 1, 1994, the contributions by the Company to a Participant's Company Contributions Account shall be made in the form of "Common Stock" in accordance with Section 5.1(B). Common Stock shall mean the Common Stock of Tuboscope Vetco International Corp., par value $.01".

Section 7.1 of the Plan shall be amended in its entirety as follows:

     "7.1 Determination of Values:  As of the end of the Plan Year and as of the
          ------------------------
          end of each quarter thereof or any other date deemed by the Administrative Committee to be advisable the Administrative Committee shall determine the fair market value of each asset in the Trust Fund in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. The value of any real property held in the Trust Fund determined as of the end of the fourth quarter of any Plan Year shall be considered to remain unchanged until the end of the fourth quarter of the following Plan Year. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust".

Section 10.3(A) of the Plan shall be amended in its entirety as follows:

     "A. A Participant shall be entitled to receive the entire amount credited to his Accounts, to the extent Vested, in cash in one lump sum; provided, however, that a Participant may elect to receive the portion of his Company Contributions Account invested in Common Stock in the form of Common Stock, except that cash shall be paid in lieu of fractional shares".

Section 11.2(A) of the Plan shall be amended in its entirety as follows:

     "A. Upon the death of a Participant or former Participant, the Vested amount credited to his Accounts (as amended under Section 8.2) shall be paid in cash in one lump sum provided, however, that a Participant may elect to receive the portion of his Company Contributions Account invested in Common Stock in the form of Common Stock, except that cash shall be paid in lieu of fractional shares not later than the first anniversary of the Participant's death to his then Surviving Spouse, if any, and otherwise to the person or persons of highest priority who survives the participant by at least 30 days determined as follows:

          (i) First to his then surviving highest priority Beneficiary or Beneficiaries, if any.

          (ii) Second, to his then surviving heirs at law, if any, as determined in the reasonable judgment of the Administrative Committee under the applicable law governing succession to personal property.

          (iii) Third, to the Plan to be applied to reduce the Company's contribution under Section 5.1(A) and 5.1(B)".

Sections 12.1(a) and (b) of the Plan shall be amended in their entirety as follows:

     (a) If the Vested amount credited to his Accounts does not exceed $3,500, such amount in cash in one lump sum provided, however, that a participant may elect to receive the portion of his Company Contributions Account invested in Common Stock in the form of Common Stock, except that cash shall be paid in lieu of fractional shares not later than six months after the end of the Plan Year in which such Separation from the Service occurs, or, if earlier, within 60 days after the end of the Plan Year in which his 60th birthday occurs; or

     (b) If the Vested amount credited to his Accounts exceeds $3,500, such amount in cash in one lump sum provided, however, that a Participant may elect to receive the portion of his Company Contributions Account invested in Common Stock in the form of Common Stock, except that cash shall be paid in lieu of fractional shares payable on such date as he shall elect in writing in accordance with Code Section 411(a)(11), but not earlier than the earliest date described in subsection (a) and not later than his attainment of age 70-1/2".

Section 16.5 of the Plan shall be amended in its entirety as follows:

   "16.5 Governing Law: The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the State California shall apply".

Sections 17.1, 17.2 and 17.3 of the Plan shall be amended in their entirety as follows:

   "17.1  Trust Agreement:  The Company has entered into a Trust Agreement
          ----------------
          governing the administration of the Trust established as of April 1, 1993, 1992, under which Merrill Lynch Trust Company of Texas, with its principal place of business in Texas, serves as Trustee, and, as amended, the provisions of which are herein incorporated by reference as fully as if set out herein. Subject to the provisions of Section 17.2, and not by way of limitation of the provisions of the Trust Agreement, the Trustee may invest a portion of the Trust Fund in Common Stock or any other "qualifying employer security" within the meaning of ERISA Section 407(d)(5).

     17.2 Investment Funds:  The Trustee shall divide the Trust Fund into the
          -----------------
          Investment Funds as the Administrative Committee designates as available for Participant's selection set forth on Appendix A attached hereto. From and after April 1, 1991, no further contributions to any Account of any Participant may be invested in the frozen Investment Fund established effective as of April 1, 1991, consisting solely of amounts attributable to Plan contributions in one or more insurance annuity contracts purchased through Executive Life Insurance Company (the "Executive Life GIC Fund"). Furthermore, from and after April 1, 1991, no transfers, withdrawals, loans or any other type of disbursements or distributions from that portion of any Account of any Participant invested in the Executive Life GIC Fund will be allowed under this Plan. Only amounts constituting income of the Executive Life GIC Fund may be reinvested in this Investment Fund.

          Contributions shall be paid into the Investment Funds in accordance with the provisions of Sections 17.3 and 17.4 as certified to the Trustee by the Administrative Committee. Except as otherwise provided herein, interest, dividends and other income and all profits and gains produced by each such Investment Fund shall be paid into such Investment Fund, and such interest, dividends and other income or profits and gains, without distinction between principal and income, may be invested and reinvested but only in the property hereinabove specified for the particular Investment Fund. Notwithstanding any provision in this Section to the contrary, the Administrative Committee may direct the Trustee (i) to invest any Participant and/or Company contributions to a Participant's Account in short-term fixed income investments which are acceptable to the Trustee or in the suspense account to be maintained in each Investment Fund during the period from the date of any such contribution until the next valuation date or (ii) to invest all or any portion of the trust Fund attributable to any terminated or retired Participant or attributable to any Participant who is expected to retire or to terminate his service within one year, in one or more fixed income investments which are acceptable to the trustee. The fixed income investments authorized by this Section shall include, but not be limited to, certificates of deposit, savings accounts, or U.S. Treasury bills or notes.

     17.3 Investment Directions of Participants:  Each participant may, by
          --------------------------------------
          written notice to the Administrative Committee in the manner prescribed by it, direct that the total of the contributions allocable to his Deferred Compensation Account, Personal Contributions Account, and Company Contributions Account, and the earnings and accretions thereon, be invested in such percentages (in increments of 10% of the total of such Accounts) as he may designate among the Investment Funds.

          In the event a Participant fails to direct the manner of investing his Accounts as provided herein, such Account shall be invested only in the Preservation Fund.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized Officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any such executed copy hereof, this ___day of January, 1994, but effective as of the date specified herein.

                                      TUBOSCOPE VETCO INTERNATIONAL INC.



                                      BY:________________________________
                                         William V. Larkin, Jr.



ATTEST:


_____________________________
James F. Maroney, III
Secretary